EX-99.g(5)

                                  AMENDMENT TO

                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 16th day of May, 2002, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Boston Safe Deposit and Trust Company (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement; and


     WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to add the PPM America/JNL Value Fund to the JNL Series Trust (each such series, together with all other series established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Fund" and collectively as the "Funds"), and to reflect the name changes of the other Funds listed on Appendix F so that the sub-advisor name appears first and that "Series" in each name be changed to "Fund".


     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL SERIES TRUST
                                    JNL INVESTORS SERIES TRUST


                                    By: /s/ Andrew B. Hopping
                                        ---------------------------------

                                    Title: President
                                           ------------------------------

                                    BOSTON SAFE DEPOSIT AND TRUST COMPANY

                                    By:
                                        ---------------------------------

                                    Title:
                                           ------------------------------

                                   APPENDIX F

                                  LIST OF FUNDS
                                  -------------
                              (as of May 16, 2002)

JNL SERIES TRUST                                     JNL INVESTORS SERIES TRUST


Funds:                                               Funds:
------                                               ------
J.P. Morgan/JNL Enhanced S&P 500                     JNL Money Market Fund
      Stock Index Fund
J.P. Morgan/JNL International & Emerging Market Fund
Janus/JNL Aggressive Growth Fund
Janus/JNL Balanced Fund
Janus/JNL Capital Growth Fund
Janus/JNL Global Equities Fund
Janus/JNL Growth & Income Fund
Alger/JNL Growth Fund
Eagle/JNL Core Equity Fund
Eagle/JNL SmallCap Equity Fund
Putnam/JNL Equity Fund
Putnam/JNL Value Equity Fund
Putnam/JNL International Equity Fund
Putnam/JNL Midcap Growth Fund
PPM America/JNL Balanced Fund
PPM America/JNL High Yield Fund
PPM America/JNL Money Market Fund
PPM America/JNL Value Fund
Salomon Brothers/JNL Balanced Fund
Salomon Brothers/JNL High Yield Bond Fund
Salomon Brothers/JNL Global Bond Fund
Salomon Brothers/JNL U.S. Government & Quality Bond Fund
T. Rowe Price/JNL Established Growth Fund
T. Rowe Price/JNL Mid-Cap Growth Fund
T. Rowe Price/JNL Value Fund
Alliance Capital/JNL Growth Fund
PIMCO/JNL Total Return Bond Fund
Lazard/JNL Small Cap Value Fund
Lazard/JNL Mid Cap Value Fund
Oppenheimer/JNL Global Growth Fund
Oppenheimer/JNL Growth Fund
AIM/JNL Premier Equity II Fund
AIM/JNL Small Cap Growth Fund
AIM/JNL Large Cap Growth Fund
Mellon Capital Management/JNL S&P 500 Index Fund
Mellon Capital Management/JNL S&P 400 Mid Cap Index Fund
Mellon Capital Management/JNL Small Cap Index Fund
Mellon Capital Management/JNL International Index Fund
Mellon Capital Management/JNL Bond Index Fund